FOR IMMEDIATE RELEASE

CONTACT:	DAVID J. BRYANT
CHIEF FINANCIAL OFFICER
RESOURCE CAPITAL CORP.
712 Fifth Ave, 12TH Floor
New York, NY 10019
212-506-3870

RESOURCE CAPITAL CORP.
REPORTS RESULTS FOR
THREE MONTHS ENDED MARCH 31, 2015

Highlights

•	Adjusted Funds from Operations (“AFFO”) of $0.16 per share-diluted (see Schedule I).

•	Total assets increased $204.5 million, or 7.5%, as compared to December 31, 2014.

•	Net interest income increased $5.3 million, or 30.3%, as compared to the three months ended March 31, 2014.

•	Originated $156.8 million in new Commercial Real Estate ("CRE") loans during the period.

•	Originated $58.0 million of middle market loans during the period.

•	GAAP net income allocable to common shares of $0.07 per share-diluted.

•	Closed a $346.2 million CRE securitization at a weighted average cost of LIBOR + 190 bps.

•	Common stock cash dividend of $0.16 per share.

New York, N.Y., May 5, 2015 - Resource Capital Corp. (NYSE: RSO) (“RSO” or the “Company”), a real estate investment trust, or REIT, whose investment strategy focuses on CRE assets, commercial mortgage-backed securities (“CMBS”), commercial finance assets and other investments, reported results for the three months ended March 31, 2015.

•
AFFO for the three months ended March 31, 2015 was $21.3 million, or $0.16 per share-diluted as compared to $25.0 million, or $0.20 per share-diluted for the three months ended March 31, 2014. A reconciliation of GAAP net income to AFFO is set forth in Schedule I of this release.

•
GAAP net income allocable to common shares for the three months ended March 31, 2015 was $9.4 million, or $0.07 per share-diluted compared to $15.1 million, or $0.12 per share-diluted for the three months ended March 31, 2014.

Additional highlights:
Commercial Real Estate

•	CRE loan portfolio is comprised of approximately 94% senior whole loans as of March 31, 2015, remaining constant as compared to December 31, 2014.

•	RSO has London Interbank Offered Rate (“LIBOR”) floors on $1.2 billion of its CRE portfolio, with a weighted average of 0.56%, or 38 basis points above 1-month LIBOR, as of March 31, 2015.

•	CRE portfolio interest income increased by 59.4% to $20.4 million during the first quarter of 2015, from $12.8 million during the first quarter of 2014.

•	RSO closed and funded $709.0 million of new whole loans in the last 12 months with a weighted average yield of 5.71%, including origination fees.

The following table summarizes RSO's CRE loan activities and fundings of previous commitments, at par, for the three and 12 months ended March 31, 2015 (in millions, except percentages):

	Three Months Ended	12 Months Ended	Floating Weighted Average Spread (1) (2)	Weighted Average Fixed Rate
	March 31, 2015	March 31, 2015
New whole loans funded and originated	$149.1	$709.0	4.86%	3.25%
Unfunded loan commitments	7.7	108.3
New loans originated	156.8	817.3
Payoffs (3)	(65.8)	(202.5)
Previous commitments funded	16.5	34.5
Principal pay downs	(0.6)	(5.3)
Unfunded loan commitments	(7.7)	(108.3)
Loans, net funded	$99.2	$535.7

(1)
Represents the weighted-average rate above the one-month LIBOR on loans whose interest rate is based on LIBOR as of March 31, 2015. Of the loans originated during the first quarter of 2015, $137.2 million have LIBOR floors with a weighted average floor of 0.25%.

(2)	Reflects rates on new whole loans funded and originated during the three months ended March 31, 2015.

(3)	CRE loan payoffs and extensions resulted in $367,000 of fees earned during the three months ended March 31, 2015.

Residential Mortgage Investments

•
Originated $244.1 million of agency mortgage loans and $32.2 million of jumbo mortgage loans during the quarter ended March 31, 2015, as compared to $71.2 million of agency mortgage loans and no jumbo mortgage loans during the quarter ended March 31, 2014.

•	Primary Capital Mortgage ("PCM"), our wholly-owned subsidiary, services over $1.2 billion of residential mortgage loans as of March 31, 2015.

Commercial Finance

•
Increased the total commitment on a syndicated revolving credit facility used to fund middle market loans by $15.0 million from $125.0 million to $140.0 million in March 2015. At March 31, 2015, $135.0 million was outstanding on the facility.

•	Middle market loan portfolio was $294.8 million at amortized cost, with a weighted-average spread of one-month and three-month LIBOR plus 8.31% at March 31, 2015.

•
Bank loan portfolio, including asset-backed securities (“ABS”), corporate bonds, and loans held for sale was $311.1 million at amortized cost, with a weighted-average spread of one-month and three-month LIBOR plus 3.69% at March 31, 2015. RSO's bank loan portfolio was completely match-funded through two CLO issuances.

•	RSO earned $1.0 million of net fees through its subsidiary, Resource Capital Asset Management, during the three months ended March 31, 2015.

The following table summarizes RSO's middle market loan activities and fundings of previous commitments, at par, for the three months and 12 months ended March 31, 2015 (in millions, except percentages):

	Three Months Ended March 31, 2015	12 Months Ended March 31, 2015	Weighted Average Spread (2)	Weighted Average All-in Rate (1)	Weighted Average Yield

New middle market loans funded and originated (2)	$50.0	$269.3	8.31%	9.34%	9.90%
Unfunded loan commitments	8.0	14.6
New loans originated	58.0	283.9
Payoffs and Sales	(22.9)	(46.5)
Previous commitments funded	4.2	12.1
Principal pay downs	(1.6)	(12.6)
Unfunded loan commitments	(8.0)	(14.6)
Loans, net	$29.7	$222.3

(1)
Represents the weighted-average rate above the one-month and three-month LIBOR on loans whose interest rate is based on LIBOR as of March 31, 2015, excluding fees. Of these loans, $243.7 million have LIBOR floors with a weighted average floor of 1.23%

(2)	Reflects rates on RSO's portfolio balance as of March 31, 2015, excluding fees.

Corporate

•
RSO sold approximately 139,000 shares of 8.25% Series B Cumulative Preferred Stock, at a weighted average price of $22.34 and with a liquidation preference of $25.00 per share, for net proceeds of $3.0 million during the three months ended March 31, 2015, pursuant to an at-the-market program.

•
RSO issued $100.0 million of 8.0% Convertible Senior Notes, due 2020, generating net proceeds of $97.0 million after underwriter's commissions and discounts. The proceeds will be utilized to fund RSO's growing CRE portfolio, middle market loans and other investment opportunities.

Liquidity
At April 30, 2015, after paying our first quarter 2015 common and preferred stock dividends, our liquidity is derived from three primary sources:

•	unrestricted cash and cash equivalents of $138.2 million, restricted cash of $500,000 in margin call accounts and $750,000 in the form of real estate escrows, reserves and deposits;

•
capital available for reinvestment in one of our CRE CDOs of $250,000 and one of our CRE securitizations of $1.9 million, all of which is designated to finance future funding commitments on CRE loans; and

•	loan principal repayments of $26.8 million that will pay down outstanding CLO note balances as well as interest collections of $3.1 million.
In addition, RSO has $297.1 million and $200.0 million available through two term financing facilities to finance the origination of CRE loans and $75.3 million available through a term financing facility to finance the purchase of CMBS. RSO also has $57.0 million available through a middle market syndicated revolving credit facility to finance the direct origination of middle market loans and purchase of syndicated bank loans.
Capital Allocation
As of March 31, 2015, RSO had allocated its invested equity capital among its targeted asset classes as follows: 72% in CRE assets, 24% in commercial finance assets and 4% in other investments.
Book Value

As of March 31, 2015, RSO’s book value per common share was $5.00, a decrease from $5.07 per common share at December 31, 2014.  Total stockholders’ equity at March 31, 2015, which measures equity before the consideration of non-controlling interests, was $931.1 million, of which $274.7 million was attributable to preferred stock. Total stockholders’ equity at December 31, 2014 was $935.5 million of which $271.7 million was attributable to preferred stock. The decrease in book value per common share of $0.07 was due to dividends on common stock paid of $0.16 per share, partially offset by net income allocable to common shares of $0.07, and other net mark to market adjustments of $0.02.

Investment Portfolio
The following table summarizes the amortized cost and net carrying amount of RSO's investment portfolio as of March 31, 2015, classified by asset type:

	Amortized Cost	Net Carrying Amount	Percent of Portfolio	Weighted Average Coupon
As of March 31, 2015
Loans Held for Investment:
Commercial real estate loans (1):
Whole loans	$1,362,382	$1,358,459	52.67%	5.30%
B notes	16,031	16,009	0.62%	8.68%
Mezzanine loans	67,471	67,373	2.61%	7.47%
Bank loans (4)	224,317	223,597	8.67%	3.77%
Middle market loans (5)	294,793	292,281	11.33%	9.34%
Residential mortgage loans (6)	2,641	2,531	0.10%	4.55%
Loans receivable-related party	1,229	1,229	0.05%	4.62%
	1,968,864	1,961,479	76.05%
Loans held for sale(2):
Bank loans	73,892	73,892	2.87%	4.01%
Residential mortgage loans	174,559	174,362	6.76%	3.95%
	248,451	248,254	9.63%
Investments in Available-for-Sale Securities:
CMBS-private placement	188,052	193,768	7.51%	5.19%
RMBS	28,964	30,156	1.17%	3.18%
ABS	45,889	57,735	2.24%	N/A (3)
Corporate Bonds	2,417	2,411	0.09%	4.88%
	265,322	284,070	11.01%
Investment Securities-Trading:
Structured notes	31,762	29,770	1.15%	N/A (3)
	31,762	29,770	1.15%
Other (non-interest bearing):
Property held for sale	180	180	0.01%	N/A
Investment in unconsolidated entities	55,488	55,488	2.15%	N/A
	55,668	55,668	2.16%
Total Investment Portfolio	$2,570,067	$2,579,241	100.00%

(1)
Net carrying amount includes allowance for loan losses of $4.0 million at March 31, 2015, allocated as follows: general allowance: B notes $22,000, mezzanine loans $98,000 and whole loans $1.7 million; specific allowance: whole loans $2.2 million.

(2)	Loans held for sale are carried at the lower of cost or market.

(3)	There is no stated rate associated with these securities.

(4)	Net carrying amount includes allowance for loan losses of $720,000 at March 31, 2015.

(5)	Net carrying amount includes allowance for loan losses of $2.5 million at March 31, 2015.

(6)	Net carrying amount includes allowance for loan losses of $110,000 at March 31, 2015.

Supplemental Information
The following schedules of reconciliations and supplemental information as of March 31, 2015 are included at the end of this release:

•	Schedule I - Reconciliation of GAAP Net Income to Funds from Operations (“FFO”) and AFFO.

•	Schedule II - Summary of Securitization Performance Statistics.

•	Supplemental Information regarding loan investment statistics, CRE loans and bank loans.
About Resource Capital Corp.
RSO is a real estate investment trust that is primarily focused on originating, holding and managing commercial mortgage loans and other commercial real estate-related debt and equity investments. RSO also makes other commercial finance and residential mortgage investments.
RSO is externally managed by Resource Capital Manager, Inc., an indirect wholly-owned subsidiary of Resource America, Inc. (NASDAQ: REXI), an asset management company that specializes in real estate and credit investments.
For more information, please visit RSO's website at www.resourcecapitalcorp.com or contact investor relations at pkamdar@resourcecapitalcorp.com.

Safe Harbor Statement
Statements made in this release may include forward-looking statements, which involve substantial risks and uncertainties. RSO's actual results, performance or achievements could differ materially from those expressed or implied in this release. The risks and uncertainties associated with forward-looking statements contained in this release include those related to:

•	fluctuations in interest rates and related hedging activities;

•	the availability of debt and equity capital to acquire and finance investments;

•	defaults or bankruptcies by borrowers on RSO's loans or on loans underlying its investments;

•	adverse market trends have in the past affected and may in the future affect the value of real estate and other assets underlying RSO's investments;

•	increases in financing or administrative costs; and

•	general business and economic conditions have in the past impaired and may in the future impair the credit quality of borrowers and RSO's ability to originate loans.
For further information concerning these and other risks pertaining to the forward-looking statements contained in this release, and to the general risks to which RSO is subject, see Item 1A, “Risk Factors” included in its Annual Report on Form 10-K and the risks expressed in other of its public filings with the Securities and Exchange Commission.
RSO cautions you not to place undue reliance on any forward-looking statements contained in this release, which speak only as of the date of this release. All subsequent written and oral forward-looking statements attributable to RSO or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this release. Except to the extent required by applicable law or regulation, RSO undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events.
The remainder of this release contains RSO's unaudited consolidated balance sheets, unaudited consolidated statements of income, reconciliation of GAAP net income to FFO and AFFO, summary of securitization performance statistics and supplemental information regarding RSO's CRE loan, bank loan and middle market loan portfolios.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	March 31, 2015	December 31, 2014
	(unaudited)
ASSETS (1)
Cash and cash equivalents	$217,361	$79,905
Restricted cash	26,768	122,138
Investment securities, trading	29,770	20,786
Investment securities available-for-sale, pledged as collateral, at fair value	161,971	197,800
Investment securities available-for-sale, at fair value	122,099	77,920
Linked transactions, net at fair value	—	15,367
Loans held for sale	248,254	111,736
Property held for sale	180	180
Loans, pledged as collateral and net of allowances of $7.4 million and $4.6 million	1,960,250	1,925,980
Loans receivable–related party	1,229	1,277
Investments in unconsolidated entities	55,488	59,827
Derivatives, at fair value	14,036	5,304
Interest receivable	18,111	16,260
Deferred tax asset, net	12,579	12,634
Principal paydown receivable	26,906	40,920
Direct financing leases	1,951	2,109
Intangible assets	9,229	9,736
Prepaid expenses	4,263	4,196
Other assets	22,761	24,604
Total assets	$2,933,206	$2,728,679
LIABILITIES (2)
Borrowings	$1,924,598	$1,716,871
Distribution payable	25,521	30,592
Accrued interest expense	5,437	2,123
Derivatives, at fair value	8,860	8,476
Accrued tax liability	6,982	9,219
Accounts payable and other liabilities	13,091	9,287
Total liabilities	1,984,489	1,776,568
EQUITY
Preferred stock, par value $0.001: 10,000,000 shares authorized 8.50% Series A cumulative redeemable preferred shares, liquidation preference $25.00 per share, 1,069,016 and 1,069,016 shares issued and outstanding	1	1
Preferred stock, par value $0.001: 10,000,000 shares authorized 8.25% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share 5,740,479 and 5,601,146 shares issued and outstanding	6	6
Preferred stock, par value $0.001: 10,000,000 shares authorized 8.625% Series C cumulative redeemable preferred shares, liquidation preference $25.00 per share 4,800,000 and 4,800,000 shares issued and outstanding	5	5
Common stock, par value $0.001: 500,000,000 shares authorized; 134,158,805 and 132,975,177 shares issued and outstanding (including 2,800,324 and 2,023,639 unvested restricted shares)	134	133
Additional paid-in capital	1,253,556	1,245,245
Accumulated other comprehensive income (loss)	5,376	6,043
Distributions in excess of earnings	(327,952)	(315,910)
Total stockholders’ equity	931,126	935,523
Non-controlling interests	17,591	16,588
Total equity	948,717	952,111
TOTAL LIABILITIES AND EQUITY	$2,933,206	$2,728,679

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - (Continued)
(in thousands, except share and per share data)

	March 31, 2015	December 31, 2014
	(unaudited)
(1) Assets of consolidated Variable Interest Entities ("VIEs") included in the total assets above:
Cash and cash equivalents	$133	$25
Restricted cash	25,262	121,247
Investment securities available-for-sale, pledged as collateral, at fair value	94,658	119,203
Loans held for sale	73,892	282
Loans, pledged as collateral and net of allowances of $4.2 million and $3.3 million	1,445,136	1,261,137
Interest receivable	9,895	8,941
Prepaid expenses	193	221
Principal paydown receivable	26,700	25,767
Other assets	(742)	(12)
Total assets of consolidated VIEs	$1,675,127	$1,536,811

(2) Liabilities of consolidated VIEs included in the total liabilities above:
Borrowings	$1,170,687	$1,046,494
Accrued interest expense	1,329	1,000
Derivatives, at fair value	7,305	8,439
Unsettled loan purchases	—	(529)
Accounts payable and other liabilities	56	(386)
Total liabilities of consolidated VIEs	$1,179,377	$1,055,018

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share data)
(unaudited)

	For the Three Months Ended
	March 31,
	2015	2014
REVENUES
Interest income:
Loans	$32,663	$20,229
Securities	4,052	4,004
Leases	95	—
Interest income − other	832	2,852
Total interest income	37,642	27,085
Interest expense	14,902	9,628
Net interest income	22,740	17,457
Rental income	—	5,152
Dividend income	16	136
Fee income	1,605	2,500
Total revenues	24,361	25,245
OPERATING EXPENSES
Management fees − related party	3,560	3,080
Equity compensation − related party	995	1,667
Rental operating expense	6	3,396
Lease operating	23	—
General and administrative - Corporate	4,783	2,840
General and administrative - PCM	7,079	3,426
Depreciation and amortization	565	836
Impairment losses	59	—
Provision (recovery) for loan losses	3,990	(3,960)
Total operating expenses	21,060	11,285
	3,301	13,960
OTHER INCOME (EXPENSE)
Equity in earnings of unconsolidated subsidiaries	706	2,014
Net realized gain (loss) on sales of investment securities available-for-sale and loans and derivatives	14,423	2,088
Net realized and unrealized gain (loss) on investment securities, trading	2,074	(1,560)
Unrealized gain (loss) and net interest income on linked transactions, net	235	2,305
(Loss) on reissuance/gain on extinguishment of debt	(900)	(69)
(Loss) gain on sale of real estate	(22)	—
Other income (expense)	—	(1,262)
Total other income (expense)	16,516	3,516

INCOME (LOSS) BEFORE TAXES	19,817	17,476
Income tax (expense) benefit	(1,847)	(16)
NET INCOME (LOSS)	17,970	17,460

Net (income) loss allocated to preferred shares	(6,091)	(2,400)
Net (income) loss allocable to non-controlling interest, net of taxes	(2,477)	56
NET INCOME (LOSS) ALLOCABLE TO COMMON SHARES	$9,402	$15,116
NET INCOME (LOSS) PER COMMON SHARE – BASIC	$0.07	$0.12
NET INCOME (LOSS) PER COMMON SHARE – DILUTED	$0.07	$0.12
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING − BASIC	131,256,909	125,616,537
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING − DILUTED	132,304,417	126,667,664

SCHEDULE I

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO FFO and AFFO
(in thousands, except per share data)
(unaudited)
Funds from Operations
The Company evaluates its performance based on several performance measures, including funds from operations, or FFO, and adjusted funds from operations ("AFFO") in addition to net income.  The Company computes FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts as net income (computed in accordance with GAAP), excluding gains or losses on the sale of depreciable real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for unconsolidated/uncombined partnerships and joint ventures.
AFFO is a computation made by analysts and investors to measure a real estate company’s operating performance. The Company calculates AFFO by adding or subtracting from FFO the impact of non-cash accounting items as well as the effects of items that are deemed to be non-recurring in nature.  The Company deems transactions to be non-recurring if a similar transaction has not occurred in the past two years, and if it does not expect a similar transaction to occur in the next two years.  The Company adjusts for these non-cash and non-recurring items to analyze its ability to produce cash flow from on-going operations, which is used to pay dividends to its shareholders. Non-cash adjustments to FFO include the following:  impairment losses resulting from fair value adjustments on financial instruments; provisions for loan losses; equity investment gains and losses; straight-line rental effects; share-based compensation expense; amortization of various deferred items and intangible assets; gains on sales of property that are wholly owned or owned through a joint venture; the cash impact of capital expenditures that are related to the Company's real estate owned; and REIT tax planning adjustments, which primarily relate to accruals for owned properties for which the Company made a foreclosure election and adjustments to tax estimates with respect to the final resolution of foreclosed property when it is listed for sale. In addition, the Company calculates AFFO by adding and subtracting from FFO the realized cash impacts of the following: extinguishment of debt, reissuances of debt, sales of property and capital expenditures.
Management believes that FFO and AFFO are appropriate measures of the Company's operating performance in that they are frequently used by analysts, investors and other parties in the evaluation of REITs. Management uses FFO and AFFO as measures of the Company's operating performance, and believes they are also useful to investors, because they facilitate an understanding of the Company's operating performance after adjustment for certain non-cash items, such as real estate depreciation, share-based compensation and various other items required by GAAP, and capital expenditures, that may not necessarily be indicative of current operating performance and that may not allow accurate period to period comparisons of the Company's operating performance.

While the Company's calculations of FFO and AFFO may differ from the methodology used for calculating FFO and AFFO by other REITs, and its FFO and AFFO may not be comparable to FFO and AFFO reported by other REITs, the Company also believes that FFO and AFFO may provide the Company and its investors with an additional useful measure to compare its performance with some other REITs. Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor AFFO should be considered as an alternative to GAAP net income as an indicator of the Company's operating performance or as an alternative to cash flow from operating activities as a measure of its liquidity.

The following table reconciles GAAP net income to FFO and AFFO for the periods presented (unaudited) (in thousands, except share and per share data):

	For the Three Months Ended
	March 31,
	2015	2014
Net income (loss) allocable to common shares - GAAP	$9,402	$15,116
Adjustments:
Real estate depreciation and amortization	—	292
(Gains) Losses on sales of property (1)	22	(866)
Gains on sale of preferred equity	—	(984)
FFO	9,424	13,558
Adjustments:
Non-cash items:
Provision (recovery) for loan losses	3,624	(125)
Amortization of deferred costs (non real estate) and intangible assets	3,183	2,223
Equity investment (gains) losses	(52)	1,282
Share-based compensation	995	1,667
Impairment losses	59	—
Unrealized losses (gains) on CMBS marks - linked transactions (2)	(235)	(1,763)
Unrealized (gains) losses on trading portfolio	(1,164)	442
Unrealized gains (losses) on derivatives	416	—
Straight-line rental adjustments	—	2
Loss on resale of debt	900	69
PCM provisions on mortgage servicing rights	550	300
Other adjustments	399	—
REIT tax planning adjustments	317	957
Cash items:
Gains (losses) on sale of property (1)	(22)	866
Gains on sale of preferred equity	—	984
Gain (loss) on extinguishment of debt	2,880	4,532
Capital expenditures	—	(13)
AFFO	$21,274	$24,981

Weighted average shares – diluted	132,304	126,668

AFFO per share – diluted	$0.16	$0.20

(1)	Amount represents gains/losses on sales of owned real estate as well as sales of joint venture real estate interests that were recorded by RSO on an equity basis.

(2)	As the result of an accounting standards update adopted on January 1, 2015, RSO unlinked its previously linked transactions.

SCHEDULE II

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUMMARY OF SECURITIZATION PERFORMANCE STATISTICS
(in thousands)
(unaudited)

Securitizations - Distributions and Coverage Test Summary
The following table sets forth the distributions made and coverage test summaries for each of our securitizations for the periods presented (in thousands):

Name	Cash Distributions		Annualized Interest Coverage Cushion	Overcollateralization Cushion
	Three Months Ended March 31,	Year Ended December 31,	As of March 31,	As of March 31,	As of Initial Measurement Date
	2015 (1)	2014 (1)	2015 (2) (3)	2015 (4)
Apidos CDO III (5)	$596	$3,551	$2,304	$9,907	$11,269
Apidos Cinco CDO (6)	$2,043	$9,757	$7,004	$20,863	$17,774
RREF 2006-1 (7)	$1,015	$10,172	$3,012	$83,739	$24,941
RREF 2007-1 (8)	$10,340	$7,630	$3,764	$65,073	$26,032
RCC CRE Notes 2013 (9)	$2,871	$11,860	N/A	N/A	N/A
RCC 2014-CRE2 (10)	$3,906	$5,463	N/A	$20,663	$20,663
RCC 2015-CRE3 (11)	$111	N/A	N/A	$20,313	$20,313
Moselle CLO S.A. (12)	$28,757	$2,891	N/A	N/A	N/A
* The above table does not include Apidos CDO I, Apidos CLO VIII or Whitney CLO I, as these CLOs were previously called and were substantially liquidated.

(1)
Distributions on retained equity interests in CDOs (comprised of note investments and preference share ownership) and principal paydowns on notes owned; RREF CDO 2006-1 includes $0 and $4.2 million of principal paydowns during the three months ended March 31, 2015 and the year ended December 31, 2014, respectively.

(2)	Interest coverage includes annualized amounts based on the most recent trustee statements.

(3)
Interest coverage cushion represents the amount by which annualized interest income expected exceeds the annualized amount payable on all classes of CDO notes senior to the Company's preference shares.

(4)	Overcollateralization cushion represents the amount by which the collateral held by the CDO issuer exceeds the maximum amount required.

(5)	Apidos CDO III's reinvestment period expired in June 2012.

(6)	Apidos Cinco CDO's reinvestment period expired in May 2014.

(7)	RREF CDO 2006-1's reinvestment period expired in September 2011.

(8)	RREF CDO 2007-1's reinvestment period expired in June 2012.

(9)	Resource Capital Corp. CRE Notes 2013 closed on December 23, 2013. There is no reinvestment period for the securitization. Additionally, the indenture contains no coverage tests.

(10)	Resource Capital Corp. 2014-CRE2 closed on July 30, 2014. There is no reinvestment period for the securitization. Additionally, the indenture contains no interest coverage test provisions.

(11)
Resource Capital Corp. 2015-CRE3 closed on February 24, 2015; the first distribution was in March 2015. There is no reinvestment period for the securitization. Additionally, the indenture contains no interest coverage test provisions.

(12)
Moselle CLO S.A. was acquired on February 24, 2014 and the reinvestment period for this securitization expired prior to the acquisition . In December 2014, the Company liquidated Moselle CLO S.A. and, as a result, all of the assets were sold.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(in thousands, except percentages)
(unaudited)

Loan Investment Statistics

The following table presents information on RSO's impaired loans and related allowances for the periods indicated (based on amortized cost):

	March 31, 2015	December 31, 2014
Allowance for loan losses:
Specific allowance:
Commercial real estate loans	$2,202	$—
Bank loans	86	570
Middle market loans	2,512	—
Residential mortgage loans	110	—
Total specific allowance	4,910	570
General allowance:
Commercial real estate loans	1,841	4,043
Bank loans	634	—
Total general allowance	2,475	4,043
Total allowance for loans	$7,385	$4,613
Allowance as a percentage of total loans	0.4%	0.2%

Loans held for sale:
Commercial real estate	$—	$—
Bank loans	73,892	282
Residential mortgage loans	174,559	111,454
Total loans held for sale (1)	$248,451	$111,736

(1)	Loans held for sale are presented at the lower of cost or fair value.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(unaudited)

The following table presents commercial real estate loan portfolio statistics as of March 31, 2015 (based on par value):

Security type:
Whole loans	94.3%
Mezzanine loans	4.6%
B Notes	1.1%
Total	100.0%

Collateral type:
Multifamily	40.9%
Office	17.3%
Hotel	16.7%
Retail	13.9%
Student Housing	5.7%
Mixed Use	1.4%
Other	4.1%
Total	100.0%

Collateral location:
Southern California	19.5%
Northern California	7.4%
Texas	26.5%
Arizona	6.8%
North Carolina	5.6%
Florida	5.5%
Georgia	4.5%
Nevada	2.9%
Utah	2.6%
Pennsylvania	2.4%
Washington	2.1%
Minnesota	2.1%
Other	12.1%
Total	100.0%

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(unaudited)

The following table presents bank loan portfolio statistics by industry as of March 31, 2015 (based on par value):

Industry type:
Healthcare, Education and Childcare	16.7%
Diversified/Conglomerate Service	11.7%
Automobile	9.2%
Chemicals, Plastics and Rubber	7.4%
Retail Stores	6.4%
Broadcasting and Entertainment	4.1%
Electronics	3.9%
Telecommunications	3.5%
Hotels, Motels, Inns and Gaming	3.5%
Personal Transportation	3.4%
Personal, Food and Miscellaneous services	3.2%
Leisure, Amusement, Motion Pictures, Entertainment	3.2%
Utilities	2.9%
Finance	2.5%
Banking, Finance, Insurance & Real Estate	2.1%
Printing and Publishing	2.1%
Other	14.2%
Total	100.0%

The following table presents middle market loan portfolio statistics by industry as of March 31, 2015 (based on par value):

Industry type:
Hotels, Motels, Inns, and Gaming	11.5%
Personal, Food, and Miscellaneous Services	10.3%
Healthcare, Education, and Childcare	9.3%
Structure Finance Securities	9.1%
Telecommunications	8.4%
Finance	8.1%
Leisure, Amusement, Motion Pictures, Entertainment	6.6%
Personal Transportation	5.5%
Diversified/Conglomerate Service	5.4%
Buildings and Real Estate	5.2%
Cargo Transport	4.2%
Beverage, Food and Tobacco	4.2%
Diversified/Conglomerate Manufacturing	3.5%
Home and Office Furnishings, Housewares, and Durable Consumer Products	3.4%
Oil and Gas	3.3%
Chemicals, Plastics, and Rubber	2.0%
Total	100.0%